                                  Exhibit (a)

================================================================================



                              TELECOM ITALIA S.p.A.

                                       AND

                              JPMORGAN CHASE BANK,
                                  As Depositary

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS


                                  ------------

                                Deposit Agreement

                            Dated as of July 17, 2003



================================================================================


                                TABLE OF CONTENTS


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PARTIES......................................................................................................... 1
RECITALS........................................................................................................ 1

Section 1.        Certain Definitions

         (a)               ADR Register..........................................................................1
         (b)               ADRs; Direct Registration ADRs....................................................... 1
         (c)               ADS...................................................................................1
         (d)               Custodian............................................................................ 1
         (e)               Deliver, execute, issue et al.........................................................1
         (f)               Delivery Order........................................................................1
         (g)               Deposited Securities................................................................. 1
         (h)               Direct Registration System............................................................2
         (i)               Holder................................................................................2
         (j)               Securities Act of 1933................................................................2
         (k)               Securities Exchange Act of 1934.......................................................2
         (l)               Shares................................................................................2
         (m)               Transfer Office...................................................................... 2
         (n)               Withdrawal Order..................................................................... 2
Section 2.         ADRs..........................................................................................2
Section 3.         Deposit of Shares.............................................................................3
Section 4.         Issue of ADRs.................................................................................3
Section 5.         Distributions on Deposited Securities.........................................................4
Section 6.         Withdrawal of Deposited Securities............................................................4
Section 7.         Substitution of ADRs..........................................................................4
Section 8.         Cancellation and Destruction of ADRs..........................................................4
Section 9.         The Custodian.................................................................................4
Section 10.        Co-Registrars and Co-Transfer Agents..........................................................5
Section 11.        Lists of Holders..............................................................................5
Section 12.        Depositary's Agents...........................................................................5
Section 13.        Successor Depositary..........................................................................5
Section 14.        Reports.......................................................................................5
Section 15.        Additional Shares.............................................................................6
Section 16.        Indemnification...............................................................................6
Section 17.        Notices.......................................................................................7
Section 18.        Miscellaneous.................................................................................7

TESTIMONIUM..................................................................................................... 8

SIGNATURES...................................................................................................... 8


                                      -i-




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                                    EXHIBIT A

FORM OF FACE OF ADR.............................................................................................A-1

         Introductory Paragraph.................................................................................A-1

          (1)    Issuance of ADRs...............................................................................A-2
          (2)    Withdrawal of Deposited Securities.............................................................A-2
          (3)    Transfers of ADRs..............................................................................A-3
          (4)    Certain Limitations............................................................................A-3
          (5)    Taxes..........................................................................................A-4
          (6)    Disclosure of Interests........................................................................A-5
          (7)    Charges of Depositary..........................................................................A-5
          (8)    Available Information..........................................................................A-6
          (9)    Execution......................................................................................A-6

         Signature of Depositary................................................................................A-6

         Address of Depositary's Office ........................................................................A-6

FORM OF REVERSE OF ADR..........................................................................................A-7

         (10)    Distributions on Deposited Securities..........................................................A-7
         (11)    Record Dates...................................................................................A-8
         (12)    Voting of Deposited Securities.................................................................A-8
         (13)    Changes Affecting Deposited Securities.........................................................A-9
         (14)    Exoneration...................................................................................A-10
         (15)    Resignation and Removal of Depositary; the Custodian..........................................A-10
         (16)    Amendment.....................................................................................A-11
         (17)    Termination...................................................................................A-11

         DEPOSIT AGREEMENT dated as of July 17, 2003 (the "Deposit Agreement") among TELECOM ITALIA S.p.A. (renamed from "Olivetti S.p.A." upon completion of the merger of Telecom Italia S.p.A. into Olivetti S.p.A.) and its successors (the "Company"), JPMORGAN CHASE BANK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below). The parties hereto agree as follows:

         1.  Certain Definitions.

         (a) "ADR Register" is defined in paragraph (3) of the form of ADR.

         (b) "ADRs" mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR"). The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

         (c) Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive ten Shares and a pro rata share in any other Deposited Securities.

         (d) "Custodian"means the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9.

         (e) The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to (i) Shares refers, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may include Monte Titoli S.p.A., the Italian centralized security depository) and not to the physical transfer of certificates representing the Shares and (ii) Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

         (f) "Delivery Order" is defined in Section 3.

         (g) "Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

         (h) "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

         (i) "Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

         (j) "Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

         (k) "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

         (l) "Shares" mean the savings shares in registered form, par value
'E' 0.55 each, of the Company heretofore validly issued and outstanding and fully paid, nonassessable and as of the time of deposit free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

         (m) "Transfer Office" is defined in paragraph (3) of the form of ADR.

         (n) "Withdrawal Order" is defined in Section 6.

         2. ADRs. (a) ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

         (b) Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

         (c) Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

         3. Deposit of Shares. In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue or execute and deliver, as the case may be, to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or certificated ADR(s) evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; and (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares until the Shares are registered in the name required by the Depositary or indemnity therefor. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into a segregated account separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary. Neither the Depositary nor the Custodian shall lend Deposited Securities.

         4. Issue of ADRs. After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian (or such other evidence as the Company may accept), the Depositary, subject to this Deposit Agreement, shall properly issue or execute and deliver, as the case may be, at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

         5. Distributions on Deposited Securities. To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary, after consultation with the Company, may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

         6. Withdrawal of Deposited Securities. In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

         7. Substitution of ADRs. The Depositary shall issue or execute and deliver a new Direct Registration ADR (or a certificated ADR if specifically requested by the Holder in writing) in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

         8. Cancellation and Destruction of ADRs. All ADRs surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices.

         9. The Custodian. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary may from time to time, and after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than JPMorgan Chase Bank) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary. The Depositary, after consultation with the Company if practicable, may discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

         10. Co-Registrars and Co-Transfer Agents. The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         11. Lists of Holders. The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

         12. Depositary's Agents. The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

         13. Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation not to be effective until the earlier of (i) 90 days from the date of such notice of resignation and (ii) the date on which the Company shall have appointed a successor depositary. The Depositary may at any time be removed by the Company by written notice of such removal. Notwithstanding anything to the contrary contained herein, in case at any time the Depositary acting hereunder shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Deposit Agreement pursuant to paragraph (17) of the form of ADR. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

         14. Reports. On or before the first date on which the Company makes any communication generally available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary. The Company has delivered to the Depositary and the Custodian a copy of all provisions of or governing the Shares (other than copies of Italian law) and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions (other than copies of Italian law) as so changed. The Depositary
and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

         15. Additional Shares. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933 and the rules and regulations promulgated thereunder. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

         16. Indemnification. Subject to the fourth paragraph of this Section 16, the Company shall indemnify, defend and save harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith, (i) by either the Depositary or its agents or their respective directors, employees, agents and affiliates, except for any loss, liability or expense directly arising out of the negligence or bad faith of such person, or
(ii) by the Company or any of its directors, employees, agents or affiliates.

         The indemnities set forth in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

         Subject to the next succeeding paragraph, each of the Depositary and its agents acting hereunder shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to its negligence or bad faith.

         Notwithstanding any provision of this Deposit Agreement or the form of ADR to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other, and no indemnification may be sought hereunder (including for third party claims), for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the fraud, gross negligence or willful misconduct of the party from whom indemnification is sought, or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, except to the extent such Special Damages arise out of the fraud, gross negligence or willful misconduct of the party seeking indemnification hereunder.

         With respect to any indemnifiable event hereunder, no person seeking indemnification may settle any such claims in a manner which would require any payment on the part of the indemnifying party without the prior consent of the indemnifying party such consent not to be unreasonably withheld or delayed.

         The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

         17. Notices. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, (with all facsimile transmissions to be confirmed by letter) or at such other address or facsimile transmission number as either may specify to the other by written notice:

                      (a)   JPMorgan Chase Bank
                            1 Chase Manhattan Plaza (40th Floor)
                            New York, New York 10081
                            Attention:  ADR Administration
                            Fax: (212) 552-4938

                      (b)   Telecom Italia S.p.A.
                            via Cavalli 6
                            10010 Torino
                            Italy
                            Attention: Mr. Luigi Mosca
                            Fax: + 39 11 5724250

         The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

         18. Miscellaneous. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, OLIVETTI S.p.A. and JPMORGAN CHASE BANK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.


                                           OLIVETTI S.p.A.


                                           By:
                                               -----------------------------
                                           Name:
                                           Title:



                                           JPMORGAN CHASE BANK


                                           By:
                                               -----------------------------
                                           Name:
                                           Title:  Vice President

                                    EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                                DEPOSIT AGREEMENT

                              [FORM OF FACE OF ADR]

------                                                             No. of ADSs:
Number
                                                           ------------
                                                           Each ADS represents
                                                           Ten Shares

                                                           CUSIP:

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                                 SAVINGS SHARES

                                       of

                              TELECOM ITALIA S.p.A.

                             (Incorporated under the
                         laws of the Republic of Italy)

         JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies __________ that is the registered owner (a "Holder") ______ of American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing ten savings shares (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Telecom Italia S.p.A., a corporation organized under the laws of the Republic of Italy (the "Company"), deposited under the Deposit Agreement dated as of July 17, 2003 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian;
(b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or,
(c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and
(d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Shares or evidence of rights to receive Shares may be deposited through (x) electronic transfer of such Shares to the account maintained by the Custodian for such purpose at Monte Titoli S.p.A., (y) evidence satisfactory to the Custodian of irrevocable instructions to cause such Shares to be transferred to such account or (z) delivery of the certificates representing such Shares. If use of the Monte Titoli book-entry system in connection with the Shares is discontinued at any time for any reason, the Company shall make other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or
(B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

         (2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and
(5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

         (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph
(2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The Depositary shall provide to the Company, promptly upon its written request, copies of any such proofs of citizenship or residence or other information referred to in (b) above so requested. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.

         (5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company or its agents will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company or its agents; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary shall forward to the Company or its agent such information from its records as the Company may request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

         The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this paragraph) to enable persons that are considered United States residents for purposes of applicable law to receive any rebates, tax credits or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs to which such persons are entitled. Notwithstanding the above, the Company may, by written notice to the Depositary, modify or withdraw the procedures described in this paragraph (including by ceasing to pay to the Depositary any amounts in respect of refunds of Italian withholding taxes), to the extent the Company determines that its participation in the refund process is no longer lawful or practical. The Depositary agrees to establish procedures to enable Holders to take advantage of any such tax rebates or tax credits (pursuant to treaty or otherwise) relating to distributions on the ADSs to which such Holders are entitled. The Depositary agrees to provide at least annually a written notice to the Holders of the necessary actions to be undertaken by such Holders. In connection with the foregoing, the Depositary agrees to provide the Company, for their review and comment, with a copy of the proposed notice to Holders at least 3 Italian business days in advance of the publication of such notice in order to allow the Company to provide the Depositary with any comments they might have with respect to such notice. To the extent that the Depositary does not receive any written comments within such period, the Company shall be deemed to have had no comments with respect to said notice to Holders.

         Notwithstanding any other terms of the Deposit Agreement or the ADR, absent the gross negligence or bad faith of, respectively, the Depositary and the Company, the Depositary and the Company assume no obligation, and shall not be subject to any liability, for the failure of any Holder or beneficial owner, or its agent or agents, to receive any tax benefit under applicable law or tax treaties. Neither the Depositary nor the Company shall be liable for any acts or omissions of any other party in connection with any attempts to obtain any such benefit, and Holders and beneficial owners hereby agree that each of them shall be conclusively bound by any deadline established by the Company and the Depositary in connection therewith.

         (6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

         (7) Charges of Depositary. The Depositary may charge each person to whom ADSs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADSs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. In addition, the Depositary may charge Holders, a fee for the distribution of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders),
(iii) transfer or registration
fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency)and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. These charges may be changed in the manner indicated in paragraph (16).

         (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports are also available on EDGAR which can be found at http://www.sec.gov.

         (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.


Dated:


                                              JPMORGAN CHASE BANK, as Depositary


                                              By .........................
                                                    Authorized Officer

         The Depositary's office is located at 1 Chase Manhattan Plaza, New York, New York 10081.

                            [FORM OF REVERSE OF ADR]


         (10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged, if possible, or other practicable basis, subject to
(i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary, after consultation with the Company to the extent practicable, representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).
(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

         (11) Record Dates. The Depositary shall, to the extent necessary, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders at the close of business on such record date shall be so entitled.

         (12) Voting of Deposited Securities. (a) Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares the Depositary will, unless otherwise instructed by the Company, promptly thereafter, distribute to all Holders a notice containing (i) the information (or a summary thereof) included in any such notice received by the Depositary, including the agenda for the meeting, (ii) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to applicable provisions of Italian law and of the Company's Certificate of Incorporation and By-laws (any such provisions, if material, will be summarized in such notice), to instruct the Depositary as to the exercise of voting rights, if any (subject to compliance by such Holder with the requirements described below) pertaining to the number of Shares represented by their respective ADSs,
(iii) if applicable, a statement as to the manner in which such Holders may request a certificate for such meeting attesting that beneficial ownership of the related Shares is in the name of the Holders and therefore enabling them to exercise voting rights with respect to the Shares represented by their ADSs without the use of Voting Proxy Cards as defined hereinafter (the "Certificate")
(iv) if applicable, a proxy card (the "Voting Proxy Card") pursuant to which such Holder may appoint the Depositary (with power of substitution) as his or her proxy to vote at such meeting in accordance with the directions set out in such Voting Proxy Card as hereinafter described, and (v) such other information, including any such modification to the foregoing procedures as agreed between the Depositary and the Company.

         (b) The Voting Proxy Card will, among other things, require the Holder to set forth its name and the number of such Holder's ADSs, authorize the Depositary (or the broker, custodian or other nominee holding such Holders'
ADRs) to prohibit any transfers of Shares evidenced by such ADRs for a period of time (i) as set forth by applicable provisions (if any) of Italian laws and regulations and/or applicable provisions (if any) of the Company's Certificate of Incorporation and By-laws and in any case (ii) beginning from the issuance of the Certificate for such meeting and ending at the end of the day on the date upon which such meeting is held with a quorum (the "Blocked Period") and authorize the Depositary to request the Custodian to cause the name and address of such Holder to be registered in the Share register of the Company during such Blocked Period and to issue or cause to be issued a Certificate for such meeting during such Blocked Period in respect of the number of Shares represented by such Holder's ADSs. If practicable, the Depositary shall provide the Company with written notice of the number of Shares and the number of Holders (including the name of the Holder, if practicable) for which the Depositary has been appointed as a proxy.

         (c) Upon receipt by the Depositary of a properly completed Voting Proxy Card, on or before the date set by the Depositary for such purpose, the Depositary will attempt, insofar as practicable and permitted under any applicable provisions of Italian law and the Company's Certificate of Incorporation and By-laws, to vote or cause to be voted the Shares underlying such

ADRs in accordance with any nondiscretionary instructions set forth in such Voting Proxy Card. The Depositary will not vote or attempt to exercise the right to vote that attaches to Shares underlying such ADRs other than in accordance with such instructions.

         (d) A Holder desiring to exercise voting rights with respect to the Shares represented by its ADSs without the use of Voting Proxy Cards may do so by (A) depositing its ADRs in a blocked account with the Depositary until the completion of such meeting and (B) instructing the Depositary to (x) furnish the Custodian with the name and address of such Holder, the number of ADSs represented by ADRs held by such Holder and any other information required in accordance with Italian law or the Company's Certificate of Incorporation and By-laws, (y) notify the Custodian of such deposit, and (z) instruct the Custodian to issue a Certificate for such meeting, and to give notice to the Company of such Holder's intention to vote the Shares underlying its ADRs. By giving the instructions set forth under point (B) above, Holders will be deemed to have authorized the Custodian to prohibit any transfers of the related Shares for the Blocked Period. Each Holder understands and agrees that a precondition for the issue of the Certificate for a specific meeting by the Custodian may be that beneficial ownership of the related Shares has been in the name of the Holder for a specific number of days prior to the date of the meeting according to applicable provisions (if any) of Italian laws and regulations and/or applicable provisions (if any) of the Company's Certificate of Incorporation and By-laws.

         (e) Under Italian law, shareholders at shareholders' meetings may modify the resolutions presented for their approval by the Board of Directors. In such case Holders who have given prior instructions to vote on such resolutions, and whose instructions do not provide for the case of amendments or additions to such resolutions, will be deemed to have elected to have abstained from voting on any such revised resolution.

         (f) When the Company makes its annual accounts available at its offices in connection with a general meeting of shareholders at which a vote will be taken on such accounts, the Company will deliver to the Depositary [and the Custodian] copies of such accounts. Until such meeting, the Depositary will make available copies of such accounts for inspection at the Transfer Office, the office of the Custodian in Milan, Italy and any other designated transfer offices.

         (g) The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this paragraph) to enable Holders to vote the Shares underlying their ADRs.

         (13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

         (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided that such act or omission to act is in good faith), for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

         (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary. A resignation by the Depositary shall not be effective until the earlier of (i) 90 days from the date of such notice of resignation and (ii) the date on which the Company shall have appointed a successor depositary. The Depositary, upon consultation with the Company, if practicable, may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

         (16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement and the ADRs as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

         (17) Termination. Upon any resignation of the Depositary which does not become effective during the time period described in paragraph (15) above or on any removal of the Depositary pursuant to the Deposit Agreement, the Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.


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